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Exhibit 10.33

                               AMENDMENT NO. 1 TO
                     NON-NEGOTIABLE SECURED PROMISSORY NOTE

        Amendment No. 1 to Non-Negotiable Secured Promissory Note made as of this 27th day of September, 1995 between Joseph M. Tucci (the "Maker") and Wang Laboratories, Inc., a Delaware corporation (the "Company");

        WHEREAS, the Maker issued a promissory note dated June 21, 1994 (the "Note") to the Company;

        WHEREAS, the note provides for payment of one-half of the principal amount of the Note, together with all accrued interest to such date, on June 21, 1995 and payment of the balance of the principal amount of the Note, together with all accrued and unpaid interest to such date, on June 21, 1996; and

        WHEREAS, the Company and the Maker desire to modify the payment schedule under the Note;

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Maker and the Company agree, with the intent to be bound hereby, as follows:

1. The fifth paragraph of the Note is amended and restated in its entirety as follows:

        NOW, THEREFORE, FOR VALUE RECEIVED, the Maker promises to pay to the Company, at the offices of the Company, the principal sum of $355,071.01, plus interest, accruing from and after December 1, 1994, on the unpaid principal balance of this Note from time to time outstanding on and after such date at the rate of 3.0% per year. One-fourth of the principal amount of this Note, together with all accrued and unpaid interest to such date, shall be due and payable on each of February 28, 1996, August 31, 1996, February 28, 1997 and June 30, 1997.

2. The sixth paragraph of the Note is amended and restated in its entirety as follows:

        Payment of this Note is secured pursuant to a Pledge Agreement, dated as of June 21, 1994, as amended as of date hereof, between the Maker and the Company (the "Pledge Agreement").
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3.      The thirteenth paragraph of the Note is deleted in its entirety.

        In all other respects the Note hereby is ratified and confirmed and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Note to be duly executed as of the day and year first above written.


                                               /s/ Joseph M. Tucci
                                            ---------------------------
                                            Joseph M. Tucci

                                            WANG LABORATORIES, INC.

                                            By:  /s/ Paul E. Tsongas
                                                 ----------------------

                                                    Paul E. Tsongas
                                                 ----------------------
                                                 (print name and title)